f050607000117

CSC 45

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

K-MAC ENTERPRISES INC.

Under Section 805 of the Business Corporation Law

1. The name of the Corporation is:

K-MAC ENTERPRISES INC.

2. The Certificate of Incorporation was filed by the Department of State on the 31st day of December 2004.

3. The Certificate of Incorporation is hereby amended to change the the number of authorized shares from 200 shares without par value to 10,000,000 shares with a par value of .0001.

Of the presently authorized shares no shares are issued and 200 shares without par value are unissued, the 200 no par value unissued shares will be changed into 10,000,000 shares with a par value of .0001 at a rate of one old unissued share without par value for 50,000 new shares with a par value of .0001.

Paragraph Fourth of the Certificate of Incorporation is amended to read as follows:

FOURTH: The aggregate number of shares the corporation shall have the authority to issue is Ten Million (10,000,000) share with a par value of $0.0001 per share.

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4. This amendment to the Certificate of Incorporation was authorized by written consent of the sole director and followed by written consent of the sole incorporator there being no shareholders of record, no subscribers for shares whose subscriptions have been accepted.

Dated: May 25, 2005

Keith McNally, President

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF AMENDMENT
OF

K-MAC ENTERPRISES INC.
(Insert Name of Foreign Corporation)

Under Section 1309 of the Business Corporation Law

FIRST: The name of the corporation as it appears on the index of names in the Department of State is: K-MAC ENTERPRISES INC.

(Complete this paragraph only if the corporation has agreed to use a fictitious name in New York State.) The fictitious name the corporation has agreed to use in New York State is: ______________________.

SECOND: The jurisdiction of incorporation of the corporation is: NEW YORK

THIRD: The date on which the corporation was authorized to do business in New York State is: ______________________.

FOURTH: The Application for Authority is amended as follows: (If the true name of the foreign corporation has been changed, set forth a statement that the change of name has been effected under the laws of the jurisdiction of incorporation and the date the change was so effected.)

Paragraph FOURTH of the Application for Authority is amended to read in its entirety as follows: The aggregate number of shares which the corporation shall have the the authority to issue is:
Ten Million (10,000,000) shares with a par value of $0.0001. each.

Kurt McNally ______________________
(Signature)

PRESIDENT ______________________
(Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT
OF

K-MAC ENTERPRISES INC.

(Insert Name of Foreign Corporation)

Under Section 1309 of the Business Corporation Law

Filer's Name KEITH J McNALLY

Address 1209A HEMPSTEAD TURNPIKE

City, State and Zip Code FRANKLIN SQUARE, N.Y. 11010

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee.

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